INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-22509 and 333-03151 of ILX Resorts Incorporated on Form S-3 of our report dated March 6, 1998, appearing in this Annual Report on Form 10-K of ILX Resorts Incorporated for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 30, 1998